Exhibit (a)(1)(v)

LETTER TO CLIENTS

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

UNIONBANCAL CORPORATION

at

$73.50 NET PER SHARE

Pursuant to the Offer to Purchase dated August 29, 2008

by

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

a wholly owned subsidiary of

MITSUBISHI UFJ FINANCIAL GROUP, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 26, 2008, UNLESS THE OFFER IS EXTENDED.

August 29, 2008

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 29, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (the “Offer”) by The Bank of Tokyo-Mitsubishi UFJ, Ltd., a joint stock company (kabushiki kaisha) incorporated in Japan under the Commercial Code of Japan (the “Purchaser”) and a wholly owned subsidiary of Mitsubishi UFJ Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated in Japan under the Commercial Code of Japan (“MUFG”), to purchase for cash all outstanding shares of common stock, par value $1.00 per share (including shares subject to vesting or other restrictions, the “Shares”) of UnionBanCal Corporation, a Delaware corporation (the “Company”), at a purchase price of $73.50 per Share, net to the seller in cash and without interest, upon the terms and subject to the conditions of the Offer.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $73.50 per Share, net to you in cash and without interest and subject to any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on September 26, 2008, unless the Offer is extended by the Purchaser.

4. The Offer is subject to certain conditions described in “The Offer—Section 9” of the Offer to Purchase.

5. Tendering stockholders who are registered stockholders or who tender their Shares directly to Mellon Investor Services LLC (the “Depositary”), will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchaser’s purchase of Shares pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the enclosed Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

UNIONBANCAL CORPORATION

at

$73.50 NET PER SHARE

Pursuant to the Offer to Purchase dated August 29, 2008

by

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

a wholly owned subsidiary of

MITSUBISHI UFJ FINANCIAL GROUP, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 29, 2008, and the related Letter of Transmittal, in connection with the offer (the “Offer”) by The Bank of Tokyo-Mitsubishi UFJ, Ltd., a joint stock company (kabushiki kaisha) incorporated in Japan under the Commercial Code of Japan (the “Purchaser”) and a wholly owned subsidiary of Mitsubishi UFJ Financial Group, Inc. (“MUFG”), to purchase for cash all outstanding shares of common stock, par value $1.00 per share (including shares subject to vesting or other restrictions, the “Shares”), of UnionBanCal Corporation, a Delaware corporation (the “Company”), at a purchase price of $73.50 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                         SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:                             , 2008

(Signature(s))

Please Print Name(s)

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